FIRST AMENDMENT AND ALLONGE TO PROMISSORY NOTE

This Amendment and Allonge to Promissory Note (this "Amendment") is made and entered into this 10th day of July, 2012 (the "Effective Date") try and between EOS Petro Inc., a Delaware corporation, and Nikolas Konstant, an individual (collectively, "Makers") and RT Holdings LLC, an Arizona limited liability company ("Payee"). This Amendment is attached to and made an integral part of that certain Promissory Now (the "Note") dated October 24, 2011 in the original principal amount of $200,000.00 from Makers in favor of Payee. Makers and Payee wish to amend the Note as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.          Partial Payment. On or before July 30, 2012, Makers shall pay Payee the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "Partial Payment") towards the amounts owing under the Note. The Partial Payment shall be applied to the amounts currently owing under the Note in the manner determined by Payee. The Partial Payment shall be made via wire transfer pursuant to wiring instructions provided by Payee.

2.          Extension Consideration. Within three (3) business days of the Effective Date and as consideration for an extension of the Maturity Date of the Note as set forth herein, Makers shall cause to be issued and delivered to Payee Twenty Thousand (20,000) shares of EOS Petro Inc. common stock (collectively, the "Extension Consideration"). The Extension Consideration shall not be applied in satisfaction of any amounts or obligations owing under the Note but is being given solely in exchange for an extension of the Maturity Date.

3.          Extension of Maturity Date. Contingent upon Payee's timely receipt of the Partial Payment and the Extension Consideration, the Maturity Date of the Note shall be extended to September 30, 2012. All principal, accrued interest, and other amounts owing under the Note shall be due and payable in full, without notice or demand, on the Maturity Date.

4.          Interest Rate. The interest rate under the Note is twenty-four percent (24%) per annum effective as of October 24, 2011 and continuing until the Note is paid in full, regardless of whether an Event of Default has occurred or exists under the Note.

5.          Governing Law; Venue; Jurisdiction; Service of Process. The Note shall be governed by and construed In all respects in accordance with the laws of the State of Arizona without giving effect to any contrary choice of law provision or rule. Makers, and each of them. submit and agree to personal jurisdiction in the courts of Maricopa County, Arizona in any action or proceeding arising out of or relating to the Note and agree that any such action or proceeding maybe brought in such courts. In the event any suit is filed by Payee for enforcement of the Note, service of process may be effected upon Makers by sending copies of process to Makers via regular U.S. Mail and via certified mail return receipt requested at the address of 2049 Century Park East, Suite 3670, Los Angeles California 90067. Service of process shall be deemed completed and effected three (3) business days after such mailing.

6.          Fee on Maturity. In addition to all other amounts owing under the Note Payee shall continue to be entitled to receive a fee of Ten Thousand and no/100 Dollars ($10,0000) on the Maturity Date as set forth in the final sentence of the first paragraph of the Note. Payee acknowledges previous receipt of Two Hundred Thousand (200,000) shares of EOS Petro Inc. common stock as set forth in the final sentence of the first paragraph of the Note, which Makers acknowledge are distinct from the Twenty Thousand (20,000) shares that comprise the Extension Consideration.

7.          Time of the Essence. Time is of the essence with respect to the deadlines set forth in this Amendment.

8.          Dismissal of Lawsuit. Contingent upon Payee's timely receipt of the Partial Payment and the Extension Consideration, Payee will dismiss its pending lawsuit against Makers without prejudice.

9.          Ratification. Except to the extent expressly amended hereby, all terms and conditions of the Note remain in full force and effect. In the event of any inconsistency between the terms of the Note and the terms of this Amendment, the terms of this Amendment shall prevail and control. Makers hereby ratify and affirm all terms and conditions of the Note as modified herein.

10.         Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Signature pages delivered by facsimile or other electronic means shall be deemed to be originals thereof.

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IN WITNESS HEREOF, Makers and Payee have executed this Amendment and Allonge to Promissory Note as of the Effective Date.

EOS PETRO INC., a Delaware corporation

By:	/s/ Nikolas Konstant
Printed: Nikolas Konstant
Its: Chairman

/s/ Nikolas Konstant
Nikolas Konstant, an individual

RT HOLDINGS LLC, an Arizona limited
liability company

By:	/s/ Donald N.
Printed: Donald N R
Its: MGR